As filed with the U.S. Securities and Exchange Commission on July 9, 2021.

Registration No. 333-256382

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Core & Main, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	5099	86-3149194
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1830 Craig Park Court

St. Louis, Missouri 63146

(314) 432-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen O. LeClair

Chief Executive Officer

Core & Main, Inc.

1830 Craig Park Court

St. Louis, Missouri 63146

(314) 432-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter J. Loughran, Esq. Paul M. Rodel, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	Andrew J. Pitts, Esq. C. Daniel Haaren, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Class A Common Stock, par value $0.01 per share	$100,000,000	$10,910

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)	Includes shares of Class A common stock subject to the underwriters’ option to purchase additional shares.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 is being filed solely for the purpose of filing exhibits as indicated in Part II of this Amendment No. 3. Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. No change is made to Part I or Part II of the Registration Statement, other than Item 16(a) of Part II, and those items have therefore been omitted.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

Note Regarding Reliance on Statements in Our Contracts: In reviewing the agreements included as exhibits to this Registration Statement on Form S-1, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Core & Main, its subsidiaries or affiliates, or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and (i) should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a way that is different from what may be viewed as material to investors; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about Core & Main, its subsidiaries and affiliates may be found elsewhere in this Registration Statement on Form S-1.

Exhibit Number	Exhibit

1.1#	Form of Underwriting Agreement.

2.1#	Form of Master Reorganization Agreement.

3.1*	Form of Amended and Restated Certificate of Incorporation by Core & Main, Inc.

3.2*	Form of Amended and Restated By-laws of Core & Main, Inc.

4.1*	Form of Class A Common Stock Certificate.

4.2**	Indenture, dated as of August 1, 2017, between Core & Main LP, as issuer, and Wilmington Trust, National Association, as trustee.

4.2.1**	First Supplemental Indenture, dated as of August 1, 2017, between Core & Main LP, as issuer, and Wilmington Trust, National Association, as trustee.

4.2.2**	Second Supplemental Indenture, dated as of August 1, 2017, between Core & Main LP, as issuer, and Wilmington Trust, National Association, as trustee.

4.2.3**	Third Supplemental Indenture, dated as of June 5, 2020, between Core & Main LP, as issuer, and Wilmington Trust, National Association, as trustee.

4.3**	Indenture, dated as of September 16, 2019, between Core & Main Holdings, LP, as issuer, its subsidiaries party thereto from time to time, and Wilmington Trust, National Association, as trustee.

4.3.1**	First Supplemental Indenture, dated as of September 16, 2019, between Core & Main Holdings, LP, as issuer, its subsidiaries party thereto from time to time, and Wilmington Trust, National Association, as trustee.

5.1#	Opinion of Debevoise & Plimpton LLP.

10.1.1**	Credit Agreement, dated as of August 1, 2017, by and among Core & Main LP, as borrower, Citibank, N.A., as administrative agent and collateral agent, and the other financial institutions and lenders from time to time party thereto.

Exhibit Number	Exhibit

10.1.2**	Amendment No. 1 to the Credit Agreement, dated as of July 8, 2019, by and among Core & Main LP, as borrower, Citibank, N.A., as administrative agent and collateral agent, and the other financial institutions and lenders party thereto.

10.1.3**	Amendment No. 2 to the Credit Agreement, dated as of May 4, 2020, by and among Core & Main LP, as borrower, Citibank, N.A., as administrative agent and collateral agent, and the other financial institutions and lenders party thereto.

10.1.4#	Form of Amendment to the Credit Agreement with respect to the New ABL Credit Facility.

10.1.5**	Credit Agreement, dated as of August 1, 2017, by and among Core & Main LP, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other financial institutions and lenders from time to time party thereto.

10.1.6**	Lender Joinder Agreement, dated as of July 8, 2019, by and among Core & Main LP, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the additional lender party thereto.

10.1.7*	Form of Amendment to the Credit Agreement with respect to the New Term Loan Facility.

10.2**	Form of Stockholders Agreement.

10.3**	Form of Registration Rights Agreement.

10.4*	Form of Exchange Agreement.

10.5*	Form of Tax Receivable Agreement with Former Limited Partners.

10.6*	Form of Tax Receivable Agreement with Continuing Limited Partners.

10.7*	Form of Second Amended and Restated Agreement of Limited Partnership of Core & Main Holdings, LP.

10.8**	Form of Indemnification Agreement entered into between Core & Main, Inc. and each of its directors.

10.9**	Indemnification Agreement, dated as of August 1, 2017, among Core & Main Holdings, LP, Core & Main LP, CD&R, the CD&R Investors and the other parties thereto.

10.10**†	Employment Agreement, dated as of March 9, 2018, by and between Core & Main LP and Stephen O. LeClair.

10.11**†	Employment Agreement, dated as of February 9, 2018, by and between Core & Main LP and Mark R. Witkowski.

10.12**†	Employment Agreement, dated as of February 9, 2018, by and between Core & Main LP and Laura K. Schneider.

10.13**†	Employment Agreement, dated as of February 9, 2018, by and between Core & Main LP and Bradford A. Cowles.

10.14**†	Amended and Restated Core & Main Holdings, LP Equity Incentive Plan.

10.15**†	Form of Executive Common Unit and Profits Unit Agreement.

10.16**	Form of Core & Main, Inc. Board Compensation Letter.

10.17*†	Form of Omnibus Equity Incentive Plan.

10.18*†	Form of Employee Stock Purchase Plan.

21.1**	List of Subsidiaries of Core & Main, Inc.

Exhibit Number	Exhibit

23.1**	Consent of PricewaterhouseCoopers LLP in respect of Core & Main, Inc.’s financial statements.

23.2**	Consent of PricewaterhouseCoopers LLP in respect of Core & Main Holdings, LP’s financial statements.

23.3#	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1 hereto).

24.1**	Powers of Attorney (included on signature pages to the Registration Statement on Form S-1).

*	Filed herewith.
**	Previously filed.
†	Identifies each management contract or compensatory plan or arrangement.
#	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on July 9, 2021.

CORE & MAIN, INC.

By:	/s/ Stephen O. LeClair
Name:	Stephen O. LeClair
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on July 9, 2021 by the following persons in the capacities indicated.

Signature	Title
/s/ Stephen O. LeClair	Chief Executive Officer and Director
Stephen O. LeClair	(Principal Executive Officer)

*	Chief Financial Officer
Mark R. Witkowski	(Principal Financial Officer)

*	Vice President, Corporate Controller
John W. Stephens	(Principal Accounting Officer)

*	Chair of the Board
James G. Berges

*	Director
James G. Castellano

*	Director
Dennis G. Gipson

*	Director
Orvin T. Kimbrough

*	Director
Kathleen M. Mazzarella

*	Director
Margaret M. Newman

*	Director
Ian A. Rorick

*	Director
Nathan K. Sleeper

Signature	Title

*	Director
Jonathan L. Zrebiec

*By:	/s/ Stephen O. LeClair
Stephen O. LeClair
as Attorney-in-Fact